                                                                    EXHIBIT 4.16

                                AMENDMENT NO. 14


     THIS AMENDMENT NO. 14, dated as of February 22, 2002 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and BANK OF AMERICA, N.A., (formerly known as NationsBank, N.A.), as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and the Lenders identified therein, and NationsBank, N.A., as Paying Agent;

     WHEREAS, the Company has requested the modification of certain covenants and certain other changes to the Credit Agreement more fully set forth herein;

     WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, effective as of December 31, 2001, as follows:

     1. It is hereby understood and agreed that for purposes of clarification any amounts payable with respect to the litigation and other disputes with insurance companies relating to the business of the FMCH and its Subsidiaries in the period before the consummation of the Reorganization, which relate to the practices that were the subject of investigations by the OIG and other Governmental Authorities are Governmental Program Reimbursement Costs for all purposes under the Credit Agreement, and such Governmental Program Reimbursement Costs, any related costs or expenses, and any accounting charges taken by any member of the Consolidated Group as a result thereof or relating thereto or to the settlement of such disputes, shall be treated, for purposes of the Credit Agreement, in the same manner as the settlement with the OIG and the related costs and accounting charges.

     2. It is hereby understood and agreed that any non-recurring charges taken by any member of the Consolidated Group at any time with respect to
     (i) any claims of Holdings or any of its Subsidiaries against WRG-Conn or its Affiliates, successors or assigns relating to the Reorganization or arising from the Reorganization Documents or (ii) any other costs relating directly or indirectly, or arising from, the Reorganization or the conduct of the business of FMCH or to its Subsidiaries before the consummation of the Reorganization, in each case, together with related costs and expenses, shall be excluded from the calculation of Consolidated Net Income for the purposes of computing the financial covenants set forth in Section 7.9.

     3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

     4. The Credit Parties hereby affirm (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default presently exists.

     5. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     7. The effectiveness of this Amendment is subject to receipt by the Paying Agent of an amendment fee of five basis points (0.05%) on the aggregate amount of the Commitments held by each of the Lenders consenting to this Amendment on or before February 22, 2002.

     8. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                    NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                -----------------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer

                              FRESENIUS MEDICAL CARE AG

                              By /s/ Dr. Emanuele Gatti
                                -----------------------------------------------
                              Name: Dr. Emanuele Gatti
                              Title: Management Board Member

                              By /s/ Roberto Fuste
                                -----------------------------------------------
                              Name: Roberto Fuste
                              Title: Management Board Member


                              NMC DO BRASIL LTDA.,
                              a Brazil corporation

                              By /s/ Horst Radtke/Armin Karch
                                -----------------------------------------------
                              Name: Horst Radtke/Armin Karch
                              Title: Manager


                              NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                              a Spanish corporation

                              By /s/ Dr. Emanuele Gatti/Ricardo Arias Duval
                                -----------------------------------------------
                              Name: Dr. Emanuele Gatti/Ricardo Arias Duval
                              Title: Manager


                              NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                -----------------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              NMC CENTRO MEDICO NACIONAL, LDA.,
                              a Portuguese corporation

                              By /s/ Ricardo Dasilva/John Allen
                                -----------------------------------------------
                              Name: Ricardo Da Silva/John Allen
                              Title: Manager

                              FRESENIUS MEDICAL CARE ARGENTINA, S.A.,
                              as successor by merger to
                              NMC DE ARGENTINA, S.A.,
                              an Argentine corporation

                              By /s/ Dr. Guido Yagupsky/Horst Radtke
                                -----------------------------------------------
                              Name: Dr. Guido Yagupsky/Horst Radtke
                              Title: Manager


                              FRESENIUS USA, INC.,
                              a Massachusetts corporation

                              By /s/ Marc Lieberman
                                -----------------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                              By /s/ Rolf Groos
                                -----------------------------------------------
                              Name: Rolf Groos
                              Title: Manager

                              By /s/ Norbert Weber
                                -----------------------------------------------
                              Name: Norbert Weber
                              Title: Manager


                              FRESENIUS MEDICAL CARE GROUPE FRANCE
                              (formerly known as Fresenius Groupe France S.A.), a French corporation

                              By /s/ Udo Werle/Dr. Emanuele Gatti
                                -----------------------------------------------
                              Name: Udo Werle/Dr. Emanuele Gatti
                              Title: Manager


                              FRESENIUS MEDICAL CARE ITALIA, S.p.A.,
                              an Italian corporation

                              By /s/ Dr. Emanuele Gatti/Rolf Groos
                                -----------------------------------------------
                              Name: Dr. Emanuele Gatti/Rolf Groos
                              Title: Manager


                              FRESENIUS MEDICAL CARE ESPANA S.A.,
                              a Spanish corporation

                              By /s/ Dr. Emanuele Gatti/Ricardo Arias Duval
                                -----------------------------------------------
                              Name: Dr. Emanuele Gatti/Ricardo Arias Duval
                              Title: Manager

                              FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                              a Hungarian corporation

                              By /s/ Norman Erhard
                                -----------------------------------------------
                              Name: Norman Erhard
                              Title: Manager


                              BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.

                              By: /s/ Marc Lieberman
                                -----------------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.

                              By: /s/ Marc Lieberman
                                -----------------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer

                              BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF INDIANA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF LOUISIANA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer

                              BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF OHIO, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS OF TEXAS, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer

                              BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.

                              By: /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              LIFECHEM, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


GUARANTORS:                   FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                              a New York corporation formerly known as WRG-NY

                              By /s/ Jerry Schneider
                                  ----------------------------------------
                              Name: Jerry Schneider
                              Title: Chief Financial Officer


                              NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              BIO-MEDICAL APPLICATIONS MANAGEMENT CO., INC., a Delaware corporation

                              By /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              FRESENIUS MEDICAL CARE AG,
                              a German corporation

                              By /s/ Dr. Emanuele Gatti
                                 -----------------------------------------
                              Name: Dr. Emanuele Gatti
                              Title: Management Board Member

                              By /s/ Roberto Fuste
                                  ----------------------------------------
                              Name: Roberto Fuste
                              Title: Management Board Member

                              FRESENIUS USA, INC.,
                              a Massachusetts corporation

                              By /s/ Marc Lieberman
                                  ----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              FRESENIUS MEDICAL CARE DEUTSCHLAND
                              GmbH, a German corporation

                              By /s/ Rolf Groos
                                 -----------------------------------------
                              Name: Rolf Groos
                              Title: Manager

                              By /s/ Norbert Weber
                                  ----------------------------------------
                              Name: Norbert Weber
                              Title: Manager


                              FRESENIUS MEDICAL CARE GROUPE FRANCE,
                              a French corporation
                              (formerly known as Fresenius Groupe France S.A.)

                              By /s/ Udo Werle/Dr. Emanuele Gatti
                                 -----------------------------------------
                              Name: Udo Werle/Dr. Emanuele Gatti
                              Title: Manager


                              FRESENIUS SECURITIES, INC.,
                              a California corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              NEOMEDICA, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              FMC FINANCE S.A.,
                              a Luxembourg corporation

                              By /s/ John Allen
                                 -----------------------------------------
                              Name: John Allen
                              Title: Manager

                              FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                              a Luxembourg corporation

                              By /s/ Andrea Stopper
                                 -----------------------------------------
                              Name: Andrea Stopper
                              Title: Manager


                              FMC TRUST FINANCE S.a.r.l. LUXEMBOURG III, a Luxembourg corporation

                              By /s/ Gabriele Dux
                                 -----------------------------------------
                              Name: Gabriele Dux
                              Title: Manger


                              QCI HOLDINGS, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer


                              SRC HOLDINGS, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------
                              Name: Marc Lieberman
                              Title: Treasurer

PAYING AGENT:                 BANK OF AMERICA, N.A. (formerly known as
                              NationsBank, N.A.), as Paying Agent for and on behalf of the Lenders

                              By /s/ RICHARD L. NICHOLS, JR.
                                 -----------------------------------------
                              Name: Richard L. Nichols, Jr.
                              Title: Managing Director

                              CONSENT TO AMENDMENT NO. 14


Bank of America, N.A. (formerly known as NationsBank, N.A.), as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Cassandra McCain
Ph: 415.436.3400
Fx: 415.503.5133

     Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A. (now known as Bank of America, N.A.), as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

          Amendment No. 14 dated February 22, 2002 (the "SUBJECT AMENDMENT") relating to the Credit Agreement

Ladies and Gentlemen:

     This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.

                                   Sincerely,

                                   Bank of America, N. A.


                                   By: /s/ Richard L. Nichols, Jr.
                                      ----------------------------------------
                                   Name: Richard L. Nichols, Jr.
                                   Title: Managing Director